SECURITIES EXCHANGE AGREEMENT

SECURITIES EXCHANGE AGREEMENT (“this Agreement”) dated as of April 15, 2010 by and between MILLENNIUM PRIME, INC., a Delaware corporation f/k/a Genio Group, Inc. (“Millennium”) and the individuals whose names appear on the signature page hereof, each being a principal shareholder/member  (the “Principal Shareholders”) of BONG SPIRIT IMPORTS LLC., a Florida Limited Liability  Corporation (“Bong”).

WITNESSETH:

WHEREAS, as of April 15, 2010 there are 1,319,765 membership interests outstanding of Bong (the “Bong Stock”) all of which are owned beneficially and of record, by the individuals/entities (the “Shareholders”) who together own 100% of the issued and outstanding shares/membership interests of Bong Stock, each owning the percentage of ownership set forth opposite their respective names on Exhibit 1.

WHEREAS, Millennium proposes to exchange all of the outstanding Bong Stock and the conversion of the Debt into equity in exchange for the issuance of an aggregate of $6,294,000 worth  of Millennium’s common stock $.001 par value less $390,000, representing the monies previously advanced to Bong by Millennium including accrued interest to date which equals $350,157.83, and $39,842.17 which Millennium will provide Bong upon signing this Agreement and  thereby reducing that number to $5,904,000  (“Millennium Stock”), at a closing provided for in Section 2 of this Agreement. The aggregate number of shares of Millennium Stock to be delivered at Closing shall be 30,000,000.

WHEREAS, as part of this transaction the holders of the Debt (“Debt holders”) shall receive such portion of the shares of Millennium Stock out of the $5,904,000 worth of Millennium Stock described in the preceding paragraph in full satisfaction of their Notes.

WHEREAS, the Board of Directors of Millennium and Bong have determined that it is desirable to effect a plan of reorganization meeting the requirements of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended and the parties intend that the issuance of the Millennium Stock in exchange for the Bong Stock shall qualify as a “tax free” reorganization as contemplated by the provisions of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements, representations and warranties contained herein, the parties hereto agree as follows:

ARTICLE 1

ISSUANCE AND EXCHANGE OF SHARES

1.1           Issuance and Exchange.   At Closing to be held in accordance with the provisions of Article 2 below and subject to the terms and agreements set forth herein, Millennium agrees to issue each of the Shareholders who agree, severally and jointly, to exchange the number of authorized and newly issued shares of Millennium Stock as set forth by their name on Exhibit 1 attached hereto  In consideration for the shares of Millennium Stock to be exchanged, the Shareholders each shall deliver to Millennium stock certificates, or such other legally enforceable document evidencing their ownership of Bong, together with duly executed stock powers to effectuate the transfer.

1.2           Issuance and Cancellation of Debt.  At Closing to be held in accordance with provisions of Article 2 below and subject to the terms and agreements set forth herein, Millennium agrees to issue to the Debt holders shares of Millennium Stock.  In consideration for the shares of Millennium Stock to be issued to the Debt holders, the Debt holders shall deliver to Bong and Millennium the original Promissory Note(s) and such other legally enforceable documents evidencing the full satisfaction of the respective Note.

1.3           Adjustment of Purchase Price.   The value of the Millennium Stock to be exchanged  may be reduced on a dollar for dollar basis at the sole discretion of Millennium in the event the amount of unconverted Debt of Bong exceeds $391,225.00 at Closing.  Conversely, in the event the amount of Debt of Bong is less than $391,225.00 at Closing the amount of Millennium Stock to be exchanged shall be increased on a dollar for dollar basis.  Additionally, the value of the Millennium Stock can be further reduced at Millennium sole discretion in the event the due date on any outstanding Debt of Bong is not extended for at least six (6) months from the date of Closing.

ARTICLE 2

CLOSING

2.	Closing.

The execution of this Agreement (the Signing”) shall occur at the offices of Millennium, 6539 Collins Avenue, Suite 262, Miami Beach, Florida 33141, on the 13th day of April, 2010, or at such other place and/or on such other time and date as the parties may agree upon (the “Signing Date”).   The consummation of the exchange by the Shareholders (the “Closing”) shall occur at the offices of Millennium, 6539 Collins Avenue, Suite 262, Miami Beach, Florida 33141.  If the Closing fails to occur by July 31, 2010, or by such later date to which the Closing may be extended as provided hereinabove, this Agreement shall automatically terminate, all parties shall pay their own expenses incurred in connection herewith, and no party hereto shall have any further obligations hereunder; provided, however, that no such termination shall constitute a waiver by any party or parties which is/are not in default of any of its or their respective representations, warranties or covenants if any other party or parties is in default of any of its or their respective representations, warranties or covenants under this Agreement.

  At the Closing, as conditions thereto:

2.1           Deliveries by Millennium.

Millennium shall deliver, or cause to be delivered to Shareholders:

(a)
As soon after the Closing as is feasibly possible and no later than three business days from the Closing, certificates for the shares of Millennium Stock being exchanged for their respective accounts, in form and substance reasonably satisfactory to the Shareholders and their counsel;

(b)
As soon after the Closing as is feasibly possible and no later than threebusiness days from the Closing certificates for the shares of Millennium Stock being issued to the Debt holders, in form and substance reasonably satisfactory to the Debt holders and their counsel; and

(c)	The certificates, resolutions, opinions and resignations specified in Article 6 below;

2.2	Shareholders’ Deliveries.

The Shareholders shall deliver, or cause to be delivered to Millennium

(a)
As soon after the Closing as is feasibly possible and no later than three business days from the Closing, a stock certificate or such other certificates evidencing the ownership of each Shareholder, of all shares of Bong Stock currently owned by them, respectively, duly endorsed for transfer to Millennium; and

(b)	The certificates, resolutions and opinions specified in Article 5 below.

2.3	Debt Holders Deliveries.

The Debt holders shall deliver to Millennium:

(a)
As soon after Closing as is feasibly possible and no later than three business days from the Closing, the original Notes and such other evidence that the debt evidenced by the Notes has been satisfied reasonably satisfactory to Millennium and their counsel; and

(b)	The certificates and resolutions specified in Article 5 below.

ARTICLE 3

REPRESENTATIONS OF ALL SHAREHOLDERS

All of the Shareholders shall represent and warrant to Millennium in a separate transmittal letter (the “Transmittal Letter”)in the form attached as Exhibit 2 as follows (it being acknowledged that Millennium is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each, as evidenced by their signature set forth on the signature page to the Transmittal Letter, constitutes a condition precedent to the obligations of Millennium hereunder):

3.1           Ownership of Stock.  The Shareholders are the lawful owners of the shares of Bong Stock to be transferred to Millennium free and clear of all preemptive or similar rights, liens, encumbrances, restrictions and claims of every kind, except those listed on the Transmittal Letter and the delivery to Millennium of the Bong Stock pursuant to the provisions of this Agreement will transfer to Millennium valid title thereto, free and clear of all liens, encumbrances, restrictions and claims of every kind.  All of the shares of Bong Stock to be exchanged herein have been duly authorized and validly issued and are fully paid and nonassessable.

3.2           Authority to Execute and Perform Agreement; No Breach.  Each Shareholder has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement, and to sell, assign, transfer and convey the Bong Stock and to perform fully their respective obligations hereunder.  This Agreement has been duly executed and delivered by each Shareholder and, assuming due execution and delivery by, and enforceability against Millennium, constitutes the valid and binding obligation of each Shareholder enforceable in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).  No approval or consent of, or filing with, any governmental or regulatory body, and no approval or consent of, or filing with, any other person is required to be obtained by the Shareholders or in connection with the execution and delivery by the Shareholders of this Agreement and consummation and performance by them of the transactions contemplated hereby, other than as set forth in the Transmittal Letter.

The execution, delivery and performance of this Agreement by each Shareholder and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof by each Shareholder will not:

(a)
violate, conflict with or result in the breach of any of the terms of, or constitute (or with notice or lapse of time or both would constitute) a default under, any contract, lease, agreement or other instrument or obligation to which a Shareholder is a party or by or to which any of the properties and assets of any of the Shareholders may be bound or subject;

(b)
violate any order, judgment, injunction, award or decree of any court, arbitrator, governmental or regulatory body, by which a Shareholder or the securities, assets, properties or business of any of them is bound; or

(c)	violate any statute, law or regulation.

3.3           Securities Matters.

(a)
The Shareholders have been advised that the Millennium Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities act in reliance on exemptions therefrom.

(b)
The Millennium Shares are being acquired solely for each Shareholder’s own account, for investment and are not being acquired with a view to or for the resale, distribution, subdivision or fractionalization thereof, the Shareholders have no present plans to enter into any such contract, undertaking, agreement or arrangement and each Shareholder further understands that the Millennium Shares, may only be resold pursuant to a registration statement under the Securities Act, or pursuant to some other available exemption;

(c)
The Shareholders acknowledge, in connection with the exchange of the Millennium Shares, that no representation has been made by representatives of Millennium regarding its business, assets or prospects other than that set forth herein and that each is relying upon the information set forth in the filings made by Millennium pursuant to Section 13 of the Securities Exchange Act of 1934, as amended and such other representations and warranties as set forth in this Agreement.

(d)
The Shareholders acknowledge that they are either an “accredited investor” with the meaning of Regulation D under the Securities Act or they have sufficient knowledge and experience in financial matters to be capable of evaluating the merits and risks of exchanging their Bong Shares for Millennium Shares and they are able to bear the economic risk of the transactions contemplated hereby.

(e)	The Shareholders agree that the certificate or certificates representing the Millennium Shares will be inscribed with substantially the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SECURITIES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF MILLENNIUM’S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.”

ARTICLE 4

REPRESENTATIONS OF PRINCIPAL SHAREHOLDERS

The Principal Shareholders (as indicated on the signature page hereof) hereby represent and warrant to Millennium as follows:

4.1           Existence and Good Standing.   Bong is a limited liability corporation duly organized, validly existing and in good standing under the laws of the State of Florida.  Bong has the power to own or lease its properties and assets and to carry on its business as now being conducted.  Bong is duly qualified to do business and is in good standing in the jurisdictions set forth on Schedule 4.1, which are the only jurisdictions in which the character or location of the properties owned or leased by Bong or the nature of the business conducted by Bong makes such qualification necessary.

4.2           Capital Stock. Bong has an authorized capitalization consisting of 4,000,000 membership interests, of which 1,319,765 are issued and outstanding and 2,680,235 membership interests are held in Bong’s treasury.   All such membership interests have been duly authorized and validly issued and are fully paid and nonassessable.  Except as set forth as Schedule 4.2 attached hereto, there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements, commitments or arrangements of any character providing for the purchase, subscription, issuance or sale of any shares/membership interests of Bong, other than the exchange of the Bong Shares as contemplated by this Agreement. As a condition to Closing, Bong shall convert from a limited liability company to a “C” corporation as defined by the Internal Revenue Service.

4.3           Financial Statements and No Material Changes.   Annexed hereto as Schedule 4.3 are the audited balance sheets of Bong; (the “Financial Statements”).

The Financial Statements were carefully prepared from the books and records of Bong, and contain the footnotes which would be required in audited financial statements, present fairly the financial position, assets and liabilities of Bong and the results of its operations, for the respective periods indicated and reflect all necessary accruals, all in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis.  The Financial Statements contain all adjustments (consisting of only normal recurring accruals) required to be made by GAAP, subject to normal year-end adjustments.

Since the date of the Financial Statements, there has been (a) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects of Bong, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise and (b) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of Bong and to the best knowledge, information and belief of Bong, no fact or condition exists or is contemplated or threatened which might cause such a change in the future.

4.4           Books and Records.   The minute books of Bong, all the contents of which have been previously made available to Millennium and their representatives, contain accurate records of all meetings of, and corporate action taken by (including action taken by written consent) the shareholders, members, Board of Directors and managing members of Bong.  Except as set forth on Schedule 4.4 attached hereto, Bong does not have any of its respective records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of Bong.

4.5           Title to Properties; Encumbrances.

(a)
Except as set forth on Schedule 4.5 attached hereto, Bong has good, valid and marketable title to (a) all of its properties and assets (real and personal, tangible and intangible), including, without limitation, all of the properties and assets related to the website entitled “Spiritof thebrand.comand all other assets reflected in the balance sheet included as part of the Financial Statements, except as indicated in the Schedules hereto; and (b) all of the properties and assets purchased by Bong since the date of the Financial Statements all of which purchases as of a date not more than two days prior to the date of this Agreement, have been set forth on Schedule 4.5 attached hereto; in each case subject to no encumbrance, lien, charge or other restriction of any kind or character, except for (i) liens reflected in the balance sheet, included as part of the Financial Statements; (ii) liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such property by Bong in the operation of its business; (iii) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent; and (iv) liens described on Schedule 4.5 attached hereto (liens of the type described in clause (i), (ii) and (iii) above are hereinafter sometimes referred to as “Permitted Liens”).

(b)
The rights, properties and other assets presently owned, leased or licensed, by Bong reflected on the balance sheet included in the Financial Statements or acquired since the date of the Financial Statement include all rights, properties and other assets necessary to permit Bong to conduct its business in the same manner as its business has heretofore been conducted.  All such properties and assets owned or leased by Bong are in satisfactory condition and repair, other than ordinary wear and tear.

No structure or improvement on the real property leased by Bong, whether now existing or intended to be constructed pursuant to existing plans and specifications, violates, or if completed would violate, any applicable zoning or building regulations or ordinances or similar federal, state or municipal law.

4.6           Leases.  Schedule 4.6 attached hereto, contains an accurate and complete list and description of the terms of all leases to which either Bong or any of its subsidiaries is a party (as lessee or lessor).  Each lease set forth on Schedule 4.6 (or required to be set forth on Schedule 4.6) is in full force and effect; all rents and additional rents due to date on each such lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and no waiver, indulgence or postponement of the lessee’s obligations thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such lease.  Neither Bong nor any of its subsidiaries has violated any of the terms or conditions under any such lease in any material respect, and, to the best knowledge, information and belief of Bong, all of the covenants to be performed by any other party under any such lease have been fully performed.  The property leased by Bong or any of its subsidiaries is in a state of good maintenance and repair and is adequate and suitable for the purposes for which it is presently being used.

4.7           Material Contracts. To the best knowledge of the Principal Shareholders after due inquiry and except as set forth on Schedule 4.7 attached hereto, neither Bong nor its subsidiaries have, nor is bound by:

(a)
any agreement, contract or commitment relating to the employment of any person by Bong or its subsidiaries, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan;

(b)	any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock;

(c)
any loan or advance to, or investment in, any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or other entity (each a “Person”) or any agreement, contract or commitment relating to the making of any such loan, advance or investment;

(d)
any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business);

(e)	any management service, consulting or any other similar type contract;

(f)	any agreement, contract or commitment limiting the freedom of Bong or any subsidiary to engage in any line of business or to compete with any Person;

(g)	any agreement, contract or commitment not entered into in the ordinary course of business which involves $100,000 or more and is not cancelable without penalty or premium within 30 days; or

(h)	any agreement, contract or commitment which might reasonably be expected to have a potential adverse impact on the business or operations of Bong or any subsidiary; or

(i)
any agreement, contract or commitment not reflected in the Financial Statements under which Bong or any subsidiary is obligated to make cash payments of, or deliver products or render services with a value greater than $100,000 individually or $300,000 in the aggregate, or receive cash payments of, or receive products or services with a value greater than $100,000 individually or $300,000 in the aggregate, and any other agreement, contract or commitment which is material to the conduct of the business of Bong.

Each contract or agreement set forth on Schedule 4.7 (or not required to be set forth on Schedule 4.7) is in full force and effect and there exists no default or event of default or event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder.  Neither Bong or any subsidiary has violated any of the terms or conditions of any contract or agreement set forth on Schedule 4.7 (or not required to be set forth on Schedule 4.7) in any material respect, and, to the best knowledge, information and belief of Bong, all of the covenants to be performed by any other party thereto have been fully performed.  Except as set forth on Schedule 4.7, the consummation of the transactions contemplated hereby does not constitute an event of default (or an event, which with notice or the lapse of time or both would constitute a default) under any such contract or agreement.

4.8           Restrictive Documents. To the best knowledge of the Principal Shareholders after due inquiry other than as set forth on Schedule 4.8 attached hereto, neither Bong or any subsidiary, nor any Principal Shareholder is subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which could materially adversely affect the business practices, operations or condition of Bong or any of its assets or property (“Bong’s Property”, which for the purposes of this Agreement includes the assets and property of all of Bong’s subsidiaries), or which would prevent consummation of the transactions contemplated by this Agreement, compliance by the Principal Shareholders with the terms, conditions and provisions hereof or the continued operation of “Bong’s Business” after the date hereof or the Closing Date (as hereinafter defined) on substantially the same basis as heretofore operated or which would restrict the ability of Bong to conduct business in any area.

4.9           Litigation. To the best knowledge of the Principal Shareholders after due inquiry and  except as set forth on Schedule 4.9 attached hereto, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the best knowledge, information and belief of the Principal Shareholders any investigation by) any governmental or other instrumentality or agency, pending, or, to the best knowledge, information and belief of Bong or any subsidiary, threatened, against or affecting Bong or any subsidiary, or any of their respective properties or rights, or against the Principal Shareholders, or any officer, director or employee of a Principal Shareholder other than such items which are insignificant and immaterial and which do not adversely affect (i) the right or ability of Bong’s Business to carry on business as now conducted; (ii) the condition, whether financial or otherwise, or properties of Bong; or (iii) the consummation of the transactions contemplated hereby and the Shareholders do not know of any valid basis for any such action, proceeding or investigation.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal by which either the Principal Shareholders or Bong, or any officer, director or employee of Bong, or the securities, assets, properties or business of any of them is bound, other than any such items which are insignificant and immaterial and which do not and will not adversely affect (i) the right of Bong to carry on its business as now conducted and as proposed to be conducted by  Millennium after the consummation of the transactions contemplated by this Agreement; (ii) the condition, whether financial or otherwise, or properties of Bong; or (iii) the consummation of the transactions contemplated hereby.

4.10          Taxes.  To the best knowledge of the Principal Shareholders after due inquiry and except as set forth on Schedule 4.10, Bong and each of its subsidiaries has filed or caused to be filed, within the times and within the manner prescribed by law, all federal, state, local and foreign tax returns and tax reports which are required to be filed by, or with respect to, Bong.  Such returns and reports reflect accurately all liability for taxes of Bong for the periods covered thereby.  Except as set forth on Schedule 4.10, all federal, state, local and foreign income, profits, franchise, employment, sales, use, occupancy, excise and other taxes and assessments, stock and transfer taxes (including interest and penalties) payable by, or due from, Bong and each of its subsidiaries, have been fully paid and fully provided for in the books and financial statements of Bong.  No examination of any tax return of Bong or of its subsidiaries, is currently in progress.  There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Bong.  Schedule 4.10 attached hereto lists all tax sharing contracts, agreements or arrangements to which Bong is a party and all such contracts, agreements and arrangements have been terminated prior to the Closing Date with no liability or obligation to Bong.

4.11          Liabilities.  To the best knowledge of the Principal Shareholders after due inquiry and except as set forth on Schedule 4.11, Bong on a consolidated basis has no outstanding claims, liabilities or indebtedness, contingent or otherwise, which are not properly reflected in the Financial Statements in a manner consistently with past practice, other than liabilities incurred subsequent to the Financial Statement date in the ordinary course of business not exceeding $100,000 individually or $300,000 in the aggregate; the reserves reflected in the Financial Statements are adequate, appropriate and reasonable.  Bong is not in default in respect of the terms or conditions of any indebtedness.

4.12          Insurance. To the best knowledge of the Principal Shareholders after due inquiry set forth on Schedule 4.12, attached hereto, is a brief description of insurance policies (specifying the insurer, the policy number or coverage note number with respect to binders and the amount of any deductible, describing the pending claims if such claims exceed the applicable policy limits, setting forth the aggregate amount paid out by the insurer under each policy from December 31, 2000, through the date hereof and the aggregate limit, if any, of the insurer’s liability thereunder) which Bong and any of its subsidiaries maintain with respect to its business, properties or employees.  Such policies are valid, binding and enforceable in accordance with their terms and are in full force and effect and are free from any right of termination on the part of the insurance carriers.  Such policies, with respect to their amounts and types of coverage, are adequate to insure fully against risks to which Bong and any of its subsidiaries and their respective property and assets are normally exposed in the operation of their businesses.  Neither Bong nor any of its subsidiaries is in default with respect to any material provision in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion, and neither Bong nor any of its subsidiaries has received any notice of cancellation or non-renewal with respect to any such policy or binder.  Except for claims set forth on Schedule 4.12, there are no outstanding unpaid claims under any such policy or binder which have gone unpaid for more than 45 days or as to which the carrier has disclaimed liability.

4.13          Intellectual Properties.  To the best knowledge of the Principal Shareholders after due inquiry the operation of the business of Bong or any of its subsidiaries requires no rights under Intellectual Property (as hereinafter defined) other than rights under Intellectual Property listed on Schedule 4.13 attached hereto, and rights granted to Bong or any of its subsidiaries pursuant to agreements listed on Schedule 4.13.  Within the three year period immediately prior to the date of this Agreement, neither the business of Bong or any of its subsidiaries made use of Intellectual Property rights other than rights under Intellectual Property listed on Schedule 4.13 and rights granted to Bong or any of its subsidiaries pursuant to agreements listed on Schedule 4.13.  Except as otherwise set forth on Schedule 4.13, either Bong or any of its subsidiaries owns all right, title and interest in the Intellectual Property listed on Schedule 4.13 including, without limitation, exclusive rights to use and license the same.  Each item of Intellectual Property listed on Schedule 4.13 has been duly registered with, filed in, or issued by the appropriate domestic or foreign governmental agency, to the extent required, and each such registration, filing and issuance remains in full force and effect.  Except as set forth on Schedule 4.13, no claim adverse to the interests of Bong or any of its subsidiaries in the Intellectual Property or agreements listed on Schedule 4.13 has been made in litigation.  To the best knowledge, information and belief of the Principal Shareholders, no such claim has been threatened or asserted, no basis exists for any such claim, and no Person has infringed or otherwise violated the rights of Bong or any of its subsidiaries in any of the Intellectual Property or agreements listed on Schedule 4.13.  Except as set forth on Schedule 4.13, no litigation is pending wherein Bong or any of its subsidiaries is accused of infringing or otherwise violating the Intellectual Property right of another, or of breaching a contract conveying rights under Intellectual Property.  To the best knowledge, information and belief of the Principal Shareholders, no such claim has been asserted or threatened against Bong or any of its subsidiaries, nor are there any facts that would give rise to such a claim.  For purposes of this Section 4.13, “Intellectual Property” means domestic and foreign patents, patent applications, registered and unregistered trade marks and service marks, trade names, registered and unregistered copyrights, computer programs, data bases, trade secrets and proprietary information.  The Principal Shareholders will transfer any Intellectual Property owned by them and used in Bong or any of its subsidiaries’ business to Millennium.

4.14          Compliance with Laws.  Neither Bong nor any of its subsidiaries, nor to the best knowledge of Bong, the Principal Shareholders, any officer, director or employee of Bong or any of its subsidiaries is in violation of any applicable order, judgment, injunction, award or decree, related to, arising out of or affecting the business or operations of Bong or any of its subsidiaries or their respective properties or assets.  Neither the Principal Shareholders, Bong nor any of its subsidiaries, nor to the knowledge of Bong, any officer, director or employee of either  Bong or any of its subsidiaries is in violation of any federal, state, local or foreign law, ordinance, regulation or any other requirement of any governmental or regulatory body, court or arbitrator (including, without limitation, laws relating to the environment and OSHA and the Americans with Disabilities Act) other than insignificant or immaterial violations which do not and will not adversely affect (i)Bong’s Business or Property; (ii) the business proposed to be conducted by Millennium after the consummation of the transactions contemplated by this Agreement; or (iii) the consummation of the transactions contemplated by this Agreement.  Each permit, license, order or approval of any governmental or regulatory body or other applicable authority (“Permits”) that is material to the conduct of Bong’s Business is in full force and effect, no violations are or have been recorded in respect of any permit and no proceeding is pending or, to the knowledge of the Principal Shareholders or Bong, threatened, to revoke or limit any Permit, which revocation or limitation could have an adverse effect on Bong’s Business or Property or the business to be conducted by Millennium after the consummation of the transactions contemplated by this Agreement.  Schedule 4.14 contains a list of all Permits.  Except as set forth on Schedule 4.14, no approval or consent of any person is needed in order that the Permits continue in full force and effect following the consummation of the transactions contemplated by this Agreement.

4.15          Interests in Clients, Suppliers, Etc.  At closing and in accordance with the respective employment agreements, except as set forth on Schedule 4.15 attached hereto, as of the date of closing no officer or director of Bong or any of its subsidiaries possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any corporation, firm, association or business organization which is a client, supplier, customer, lessor, lessee, or competitor or potential competitor of Bong.  Ownership of securities of a company whose securities are registered under the Securities Exchange Act of 1934, as amended, not in excess of 1% of any class of such securities shall not be deemed to be a financial interest for purposes of this Section 4.15.

4.16          Powers of Attorney and Compensation of Employees.  Set forth on Schedule 4.16 attached hereto is an accurate and complete list showing (a) the names of all persons, if any, holding powers of attorney from Bong or any of its subsidiaries and a summary statement of the terms thereof; and (b) the names and current salaries, including bonus and fringe benefits of all officers and of all persons whose compensation from Bong or any of its subsidiaries for the calendar year to date ended on the Financial Statement date exceeded an annualized rate of $100,000, together with a statement of the full amount paid or payable to each such person for services rendered during such fiscal year.

4.17          No Changes Since Financial Statement Date. To the best knowledge of the Principal Shareholders after due inquiry  since the Financial Statement date, Bong has not on a consolidated basis:

(a)
incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except liabilities and obligations in the ordinary course of business and consistent with past practice, resulting in an increase for the liabilities shown on the Financial Statement of more than $200,000 in the aggregate;

(b)	permitted any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind (other than Permitted Liens);

(c)	sold, transferred or otherwise disposed of any assets except inventory sold in the ordinary course of business and consistent with past practice;

(d)	made any single capital expenditure or commitment therefor, in excess of $200,000 or made aggregate capital expenditures and commitments therefor in excess of $500,000;

(e)
except as set forth on Schedule 4.17(e), declared or paid any dividend or made any distribution on any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares;

(f)	except as set forth on Schedule 4.17(f), made any bonus or profit sharing distribution or payment of any kind;

(g)	increased its indebtedness for borrowed money, or made any loan to any Person;

(h)
written off as uncollectible any notes or accounts receivable, except immaterial write-downs or write-offs in the ordinary course of business and consistent with past practice which do not exceed $250,000 in the aggregate charged to applicable reserves, and none of which individually or in the aggregate is material to Bong on a consolidated basis;

(i)
granted any increase in the rate of wages, salaries, bonuses or other remuneration or benefits of any executive employee or other employees or consultants, and no such increase is customary on a periodic basis or required by agreement or understanding except as set forth on Schedule 4.17;

(j)	canceled or waived any claims or rights of substantial value;

(k)	made any change in any method of accounting or auditing practice;

(l)	otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of business and consistent with past practices;

(m)
paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected and reserved against in Bong’s Financial Statements or incurred in the ordinary course of business and consistent with past practice since the Financial Statement date;

(n)
paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible to, or entered into any agreement or arrangement of any kind with, any of its officers, directors or shareholders or any affiliate or associate of its officers, directors or shareholders, except compensation to officers at rates not exceeding the rate of compensation in effect as of the Financial Statement date;

(o)	suffered any material adverse changes in its working capital, financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business operations or prospects; or

(p)	agreed, whether or not in writing, to do any of the foregoing.

4.18          Certain Business Practices.  To the best knowledge of the Principal Shareholders after due inquiry no officer, director, shareholder, employee, agent or other representative of Bong or any of its subsidiaries, or any person acting on behalf of Bong, has directly or indirectly, within the past two years, given or agreed to give any illegal, unethical or improper gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder Bong or any of its subsidiaries in connection with an actual or proposed transaction.

4.19          Subsidiaries.  Except as set forth on Schedule 4.19, Bong has no subsidiaries or interest in any corporation, partnership, joint venture or other entity.

4.20          Disclosure.  To the best of Principal Shareholder’s knowledge and belief, neither this Agreement, nor the Financial Statements referred to in Section 4.3 hereof, any Schedule, Exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of the Principal Shareholders or by or on behalf of any of Bong’s directors or officers in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading.  There is no fact known to the Principal Shareholders or Bong which could materially and adversely affect the business, prospects or financial condition of Bong or any of its subsidiaries or their respective properties or assets, which has not been set forth in this Agreement, the Financial Statements referred to in Section 4.3 hereof (including the footnotes thereto), any Schedule, Exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of the Shareholder or by or on behalf of any of Bong’s directors or officers in connection with the transactions contemplated by this Agreement.

4.21          Broker’s or Finder’s Fees.  Except for the persons/entities listed on Schedule 4.21, no agent, broker, person or firm acting on behalf of the Principal Shareholders or Bong is, or will be, entitled to any commission or broker’s or finder’s fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

4.22          Copies of Documents.  The Principal Shareholders have caused to be made available for inspection and copying by Millennium and its advisers, true, complete and correct copies of all documents referred to in this Article 4 or in any Schedule attached hereto.

ARTICLE 4A

ARTICLE 5

REPRESENTATIONS OF MILLENNIUM

MILLENNIUM represents, warrants and agrees as follows:

5.1           Organization and Corporate Power.  Millennium is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which such qualification is required and where the failure to be so qualified would have a materially adverse effect upon Millennium.  Millennium has all requisite corporate power and authority to conduct its business as now being conducted and to own and lease the properties which it now owns and leases. Millennium’s Articles of Incorporation as amended to date, certified by the Secretary of State for the State of Delaware, and the Bylaws of Millennium as amended to date, certified by the President and the Secretary of Millennium, which have been delivered to the Shareholders prior to the execution hereof, are true and complete copies thereof as in effect as of the date hereof.

5.2           Authorization.   Millennium has full power, legal capacity and authority to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transaction herein contemplated, and to exchange the Millennium Shares with the Shareholders, and to perform all of its obligations hereunder.  This Agreement and all other agreements, documents and instruments to be executed in connection herewith have been effectively authorized by all necessary action, corporate or otherwise, on the part of Millennium, which authorizations remain in full force and effect, have been duly executed and delivered by Millennium, and no other corporate proceedings on the part of Millennium are required to authorize this Agreement and the transactions contemplated hereby, except as specifically set forth herein.  This Agreement constitutes the legal, valid and binding obligation of Millennium and is enforceable with respect to Millennium in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, priority or other laws or court decisions relating to or affecting generally the enforcements of creditors’ rights or affecting generally the availability of equitable remedies.  Neither the execution and delivery of this Agreement, nor the consummation by Millennium of any of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (i) conflict with or result in a breach or, violation of, or default under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation (including, without limitation, any of its charter documents) to which Millennium is a party or by which Millennium or any of its assets or properties may be bound, or (ii) violate any judgment, order, injunction, decree, statute, rule or properties of Milennium.  No authorization, consent or approval of any public body of authority or any third party is necessary for the consummation by Millennium of the transactions contemplated by this Agreement.

5.3           Capitalization.   The authorized capital stock of Millennium consists of 250,000,000 shares of Common Stock, $.0001 par value, and 10,000,000 shares of Preferred Stock, $.0001 par value.  As of the date of Signing, there will be 210,926,284 shares of Millennium’s Common Stock issued and outstanding.  Except as contemplated by this Agreement no shares of Preferred Stock are now or will, at the time of closing be issued and outstanding.    All of the outstanding shares of Millennium Common Stock have been, and all of Millennium’s Common Stock to be issued and sold to each Shareholder pursuant to this Agreement, when issued and delivered as provided herein will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive or similar rights.  Except as set forth on Schedule 5.3 there are no options, warrants, convertible debt instruments, rights, agreements or commitments of any character obligating Millennium contingently or otherwise to issue any shares or to register any shares of its capital stock under any applicable federal or state securities laws.

5.4           Financial Statements.

(a)
To management’s knowledge and belief, Millennium’s financial statements contained in its Form 10-KSB filing for the fiscal year ended December 31, 2009, (“Millennium’s Financial Statements”) are complete in material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. To management’s knowledge and belief, Millennium’s Financial Statements accurately set out and describe the financial condition and operating results of Millennium as of the dates, and for the periods indicated therein, subject to normal year-end audit adjustments.  Except as set forth in Millennium’s Financial Statements and to management’s knowledge and belief, Millennium has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2009 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in Millennium’s Financial Statements. Millennium maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

(b)
To management’s knowledge and belief, except as set forth in Schedule 5.4, since December 31, 2009 there has been (i) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of Millennium whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise and (ii) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of Millennium and to the best knowledge, information and belief of Millennium, no fact or condition exists or is contemplated or threatened which might cause such a change in the future.

5.5           Subsidiaries.  Millennium has no subsidiaries and no investments, directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever except as set forth in Schedule 5.5.

5.6.           Absence of Undisclosed Liabilities.   To management’s knowledge and belief, except as and to the extent reflected or reserved against in the most recent balance sheet included in the Millennium’s Financial Statements, Millennium has no liability(s) or obligation(s) (whether accrued, to become due, contingent or otherwise) which individually or in the aggregate could have a materially adverse effect on the business, assets, properties, condition (financial or otherwise) or prospects of Millennium.  Except as disclosed on Schedule 5.6 hereto, there are no material changes in the business of Millennium.

5.7           No Pending Material Litigation or Proceedings.  There are no actions, suits or proceedings pending or, to the best of Millennium’s knowledge, threatened against or affecting Millennium (including actions, suits or proceedings where liabilities may be adequately covered by insurance) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, or affecting any of the officers or directors of Millennium in connection with the business, operations or affairs of Millennium, which might result in any adverse change in the business, properties or assets, or in the condition (financial or otherwise) of Millennium, or which might prevent the sale of the transactions contemplated by this Agreement. Millennium is not subject to any voluntary or involuntary proceeding under the United States Bankruptcy Code and has not made an assignment for the benefit of creditors.

5.8           Disclosure.   Neither this Agreement, nor any certificate, exhibit, or other written document or statement, furnished to the Shareholders by Millennium in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.

5.9           Tax Returns and Payments.   To management’s knowledge and belief, all tax returns and reports, including, without limitation, all foreign returns and reports, of Millennium required by law to be filed have been duly filed, and all taxes, assessments, fees and other governmental charges heretofore levied upon any properties, assets, income or franchises of Millennium which are due and payable have been paid, except as otherwise reflected in the Financial Statements.  No extension of time for the assessment of deficiencies in any federal or state tax has been requested of or granted by Millennium.

5.10          Compliance with Law and Government Regulations.   To management’s knowledge and belief, Millennium is in compliance with all applicable statutes, regulations, decrees, orders, restrictions, guidelines and standards, whether mandatory or voluntary, imposed by the United States of America, any state, county, municipality or agency of any thereof, and any foreign country or government to which Millennium is subject.  Without limiting the generality of the foregoing, Millennium has filed all reports and statements required to be filed pursuant to the Securities Act of 1933 (the “1933 Act”) and Securities Exchange Act of 1934 (the “1934 Act”) including all periodic reports required under the Section 13 or 15 of the 1934 Act and Form SR reports under Rule 463 of the 1933 Act.  Each of such reports was complete, did not contain any material misstatement of or omit to state any material fact.

5.11          Books and Records. The minute books of Millennium, all the contents of which have been previously made available to Bong and their representatives, to management’s knowledge and belief, contain accurate records of all meetings of, and corporate action taken by (including action taken by written consent) the shareholders and Board of Directors of Millennium.  Except as set forth on Schedule 5.11 attached hereto, Millennium does not have any of its respective records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of Millennium.

5.12          Material Contracts.  To management’s knowledge and belief, except as set forth on Schedule 5.12 attached hereto, neither Millennium, nor its subsidiaries,  have or is bound by:

(a)
any agreement, contract or commitment relating to the employment of any person by Millennium or its subsidiaries, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan;

(b)	any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock;

(c)
any loan or advance to, or investment in, any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or other entity (each a “Person”) or any agreement, contract or commitment relating to the making of any such loan, advance or investment;

(d)
any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business);

(e)	any management service, consulting or any other similar type contract;

(f)	any agreement, contract or commitment limiting the freedom of Millennium or any subsidiary to engage in any line of business or to compete with any Person;

(g)	any agreement, contract or commitment not entered into in the ordinary course of business which involves $100,000 or more and is not cancelable without penalty or premium within 30 days; or

(h)	any agreement, contract or commitment which might reasonably be expected to have a potential adverse impact on the business or operations of Millennium or any subsidiary; or

(i)
any agreement, contract or commitment not reflected in the Financial Statement under which Millennium or any subsidiary is obligated to make cash payments of, or deliver products or render services with a value greater than $100,000 individually or $300,000 in the aggregate, or receive cash payments of, or receive products or services with a value greater than $100,000 individually or $300,000 in the aggregate, and any other agreement, contract or commitment which is material to the conduct of the business of Millennium.

Each contract or agreement set forth on Schedule 5.12 (or not required to be set forth on Schedule 5.12) is in full force and effect and there exists no default or event of default or event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder.  To management’s knowledge and belief, Millennium has not violated any of the terms or conditions of any contract or agreement set forth on Schedule 5.12 (or not required to be set forth on Schedule 5.12) in any material respect, and, to the knowledge and belief of Millennium, all of the covenants to be performed by any other party thereto have been fully performed.  Except as set forth on Schedule 5.12, the consummation of the transactions contemplated hereby does not constitute an event of default (or an event, which with notice or the lapse of time or both would constitute a default) under any such contract or agreement.

5.13          Taxes.  To management’s knowledge and belief, except as set forth on Schedule 5.13, Millennium has filed or caused to be filed, within the times and within the manner prescribed by law, all federal, state, local and foreign tax returns and tax reports which are required to be filed by, or with respect to, Millennium.  Such returns and reports reflect accurately all liability for taxes of Millennium for the periods covered thereby.  Except as set forth on Schedule 5.13, all federal, state, local and foreign income, profits, franchise, employment, sales, use, occupancy, excise and other taxes and assessments, stock and transfer taxes (including interest and penalties) payable by, or due from, Millennium have been fully paid and fully provided for in the books and financial statements of Millennium.  No examination of any tax return of Millennium is currently in progress.  There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Millennium.  Schedule 5.13 attached hereto lists all tax sharing contracts, agreements or arrangements to which Millennium is a party and all such contracts, agreements and arrangements have been terminated prior to the Closing Date with no liability or obligation to Millennium.

5.14          Liabilities.  Except as set forth on Schedule 5.14 and to management’s knowledge and belief, Millennium has no outstanding claims, liabilities or indebtedness, contingent or otherwise, which are not properly reflected in the Financial Statements in a manner consistently with past practice, other than liabilities incurred subsequent to the Financial Statement date in the ordinary course of business not exceeding $100,000 individually or $300,000 in the aggregate; the reserves reflected in the Financial Statements are adequate, appropriate and reasonable.  Millennium is not in default in respect of the terms or conditions of any indebtedness.

5.15          Compliance with Laws.  Millennium is not, nor to the knowledge of Millennium, any officer, director or employee of Millennium, in violation of any applicable order, judgment, injunction, award or decree, related to, arising out of or affecting the business or operations of Millennium or its properties or assets.  Millennium is not, nor to the knowledge of Millennium, any officer, director or employee of Millennium, in violation of any federal, state, local or foreign law, ordinance, regulation or any other requirement of any governmental or regulatory body, court or arbitrator (including, without limitation, laws relating to the environment and OSHA and the Americans with Disabilities Act) other than insignificant or immaterial violations which do not and will not adversely affect (i) Millennium’s Business or Property; (ii) the business proposed to be conducted by Bong after the consummation of the transactions contemplated by this Agreement; or (iii) the consummation of the transactions contemplated by this Agreement.  Each permit, license, order or approval of any governmental or regulatory body or other applicable authority (“Permits”) that is material to the conduct of Millennium’s Business is in full force and effect, no violations are or have been recorded in respect of any permit and no proceeding is pending or, to the knowledge of Millennium, threatened, to revoke or limit any Permit, which revocation or limitation could have an adverse effect on Millennium’s Business or Property or the business to be conducted by Millennium after the consummation of the transactions contemplated by this Agreement.  Schedule 5.15 contains a list of all Permits.  Except as set forth on Schedule 5.15, no approval or consent of any person is needed in order that the Permits continue in full force and effect following the consummation of the transactions contemplated by this Agreement.

5.16          Employment Relations.   Millennium is in compliance with all Federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice.

5.17          Employee Benefit Plans.   Millennium has no employee welfare benefit plan (an “Employee Welfare Plan”), as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and no employee pension benefit plan, as defined in Section 3(2) of ERISA (an “Employee Pension Plan”).

5.18          Broker’s or Finder’s Fees.  No agent, broker, person or firm acting on behalf of Millennium is, or will be, entitled to any commission or broker’s or finder’s fees from Bong or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

ARTICLE 6

CONDITIONS TO MILLENNIUM’s OBLIGATIONS

The exchange of the Bong Shares by Millennium on the Closing Date is conditioned upon satisfaction, on or prior to such date, of the following conditions:

6.1           Good Standing and Other Certificates.   Bong and each of its subsidiaries, as the case may be, shall have delivered to Millennium:

(a)	copies of certificates of incorporation, all amendments thereto, in each case certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation;

(b)
a certificate from the Secretary of State or other appropriate official of their respective jurisdictions of incorporation to the effect that Bong and each of its subsidiaries are in good standing or subsisting in such jurisdiction and listing all charter documents including all amendments thereto, on file;

(c)
a copy of the Bylaws and/or membership agreements and operating agreements a  each of Bong and each of its subsidiaries, certified by the respective Secretary of each entity as being true and correct and in effect on the Closing Date.

(d)
a resolution of Bong’s Board of Directors certified by their respective Secretary approving the transactions contemplated hereby and authorizing the President and Secretary of each entity to execute this Agreement and all documents necessary to consummate the sale of the Shares.

6.2           Officer Certificate.   Bong shall deliver a certificate of its President and/or   Managing Member stating the following:

(a)	Certain Agreements. Except as listed on Schedule 4.7 hereto there are no management or consulting agreements with any third parties to provide these services to Bong or any of its subsidiaries.

(b)
No Material Adverse Change.  Prior to the Closing Date, there shall be no material adverse change in the assets or liabilities, the business or condition, financial or otherwise, the results of operations, or prospects of Bong or any of its subsidiaries, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise.

(c)
Truth of Representations and Warranties.  The representations and warranties of Bong contained in this Agreement or in any Schedule attached hereto shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

(d)	Performance of Agreements. All of the agreements of each of Bong or any of its subsidiaries to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed.

(e)
No Litigation Threatened.  No action or proceedings shall have been instituted or threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby.

6.3           Chief Financial Officer’s Letter.  Millennium shall have received a letter, dated the Closing Date, from Bong’s Chief Financial Officer, in form and substance satisfactory to them, to the effect set forth in Exhibit 2 attached hereto.

6.4           Governmental Approvals.  All governmental and other consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

6.5           Proceedings.  All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to Millennium and their counsel, and Millennium shall have received copies of all such documents and other evidences as they or their counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

6.6           Audited Financial Statements.   The completion and delivery of Bong’s consolidated financial statements together with an unqualified auditors report (except as to going concern).

6.7           Closing.   The transactions contemplated by this Agreement shall have been consummated by July 31, 2010

6.8           Employment Agreements.  Bong shall have entered into employment agreements with Jimi Beach Drummond, Paul Taeger, Kim Jackson and Ryan Mayer in the form annexed hereto as Exhibits 6.8A, 6.8B, 6.8C and 6.8D .
6.9           Outstanding indebtedness of Bong at Closing.  The total amount of outstanding debt of Bong at Closing exclusive of the debt due Millennium shall not exceed $391,000.

ARTICLE 7

CONDITIONS TO THE OBLIGATIONS OF
THE SHAREHOLDERS AND BONG

The obligations of the Shareholders and Bong on the Closing Date are conditioned upon satisfaction, on or prior to such date, of the following conditions:

7.1           Good Standing Certificates.  Millennium shall have delivered to the Shareholders:

(a)	copies of the Articles of Incorporation of Millennium, including all amendments thereto, certified by the Secretary of State of the State of Delaware; and

(b)
certificates from the Secretary of State of the State of Delaware to the effect that Millennium is in good standing in such State and listing all charter documents, including all amendments thereto, of Millennium on file.

7.2           Truth of Representations and Warranties.  The representations and warranties of Millennium contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and Millennium shall have delivered to Bong a certificate, dated the Closing Date, to such effect.

7.3           Governmental Approvals.   All governmental consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

7.4           Performance of Agreements.  All of the agreements of Millennium to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed, and Millennium shall have delivered to Bong a certificate, dated the Closing Date, to such effect.

7.5           Proceedings.  All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Bong and its counsel, and Bong shall have received copies of all such documents and other evidences as they or their counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

7.6           Financing.  Millennium shall have provided Bong a loan in the amount of $39,842.17 at the Signing Date and raised a minimum of $400,000 to be provided to Bong at Closing for its business operations and the use of funds shall be fully described in Schedule 7.7 (“Use of Proceeds”)

7.8           Closing.  The transactions contemplated by this Agreement shall have been consummated by July 31, 2010.

7.9           Representation on Board of Directors. Prior to Closing, Millennium’s Board of Directors will enlarge the Board to consist of five members and will appoint Jimi Beach Drummond within 60 days from Closing a member of the Board to fill one of the vacancies created thereby.  Thereafter, for the term of his employment by Bong, Millennium will use its reasonable best efforts to nominate Mr. Drummond to continue as a Board member and to include him in management’s proxy statement.

7.10         Approval of a Majority of the Members.  This Agreement and the transactions contemplated herein shall be approved by at least a majority of the Members Bong.

7.11         Voting Agreement. John Marchese and JPA Capital LLC shall execute a voting agreement whereby they each agree to vote their respective shares of the Company’s Common Stock to elect Jimi Beach Drummond to the Company’s Board during the term of his employment with the Company or Bong as the case may be.

7.12          Schedules.  At or before Closing, Bong shall have delivered to Millennium all Schedules and Exhibits described herein.

ARTICLE 8

SURVIVAL OF REPRESENTATIONS; INDEMNITY; SET-OFF

8.1           Survival of Covenants and Agreements.  The respective representations, warranties, covenants and agreements of the Shareholders, Bong and Millennium contained in this Agreement, or any Schedule attached hereto or any agreement or document delivered pursuant to this Agreement shall survive for a period of one year from the consummation of the transactions contemplated hereby; provided, however, that the representations, warranties and agreements made with regard to taxes and ERISA matters shall survive until the applicable statutes of limitations have expired; and provided further, however, that with respect to any covenant, term or provision to be performed hereunder or in any of the Schedules hereto or any documents or agreements delivered hereunder, the right of indemnification under this Article 8 shall survive until such covenant, term or provision has been fully paid, performed or discharged.

8.2           Indemnification.

(a)
Bong agrees to indemnify and hold Millennium and their officers, directors, shareholders, employees, affiliates and agents harmless from damages, losses, liabilities, assessments, judgments, costs or expenses (including, without limitation, penalties, interest and reasonable counsel fees and expenses), (each a “Claim”), in excess of $100,000 in the aggregate, as a result of or arising out of the breach of any representation or warranty made by the Shareholders and/or Bong or the failure of any representation or warranty made by Shareholders and/or Bong in this Agreement or in any Schedule attached hereto or any document or agreement delivered hereunder to be true and correct in all respects as of the date of this Agreement and as of the Closing Date or the non-performance by The Shareholders and/or Bong of any covenant, term or provision to be performed by it hereunder or in any of the documents or agreements delivered hereunder which may be imposed or sought to be imposed on Millennium or Bong.

(b)
Bong’s right to indemnification as provided in this Section 8.2 shall not be eliminated, reduced or modified in any way as a result of the fact that (i) Millennium has notice of a breach or inaccuracy of any representation, warranty or covenant contained herein; (ii) Bong has been provided with access, as requested by Millennium, to officers and employees of Bong or any of its subsidiaries and such of Bong’s books, documents, contracts and records as has been provided to Millennium in response to Millennium’s requests.

8.3           Conditions of Indemnification.

(a)
A party entitled to indemnification hereunder (the “Indemnified Party”) shall notify the party or parties liable for such indemnification (the “Indemnified Party”) in writing of any Claim or potential liability for Taxes (“Tax Claim”) which the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement.  Such notice shall be given within a reasonable (taking into account the nature of the Claim or Tax Claim) period of time after the Indemnified Party has actual knowledge thereof.  The Indemnifying Party shall satisfy its obligations under this Article 8 within forty days after receipt of subsequent written notice from the Indemnified Party if an amount is specified therein, or promptly following receipt of subsequent written notice or notices specifying the amount of such Claim or Tax Claim additions thereto; provided, however, that for so long as the Indemnifying Party is in good faith defending a Claim or Tax Claim pursuant to Section 8.3(b) hereof, its obligation to indemnify the Indemnified Party with respect thereto shall be suspended (other than with respect to any costs, expenses or other liabilities incurred by the Indemnified Party prior to the assumption of the defense by the Indemnifying Party).  Failure to provide a notice of Claim or Tax Claim within the time period referred to above shall not constitute a defense to a Claim or Tax Claim or release the Indemnifying Party from any obligation hereunder to the extent that such failure does not prejudice the position of the Indemnifying Party.

(b)
If the facts giving rise to any such indemnification involve any actual, threatened or possible Claim or demand or Tax Claim by any person not a party to this Agreement against the Indemnified Party, the Indemnifying Party shall be entitled to contest or defend such Claim or demand Tax Claim at its expense and through counsel of its own choosing, which counsel shall be reasonably acceptable to the Indemnified Party, such right to contest or defend shall only apply if the Indemnifying Party gave written notice of its intention to assume the contest and defense of such Claim or demand Tax Claim to the Indemnified Party as soon as practicable, but in no event more than thirty days after receipt of the notice of Claims or Tax Claim, and provided the Indemnified Party with appropriate assurances as to the creditworthiness of the Indemnifying Party, and that the Indemnifying Party will be in a position to pay all fees, expenses and judgments that might arise out of such Claim or demand Tax Claim.  The Indemnified Party shall have the obligation to cooperate in the defense of any such Claim or demand Tax Claim and the right, at its own expense, to participate in the defense of any Claim or Tax Claim.  So long as the Indemnifying Party is defending in good faith any such Claim or demand Tax Claim asserted by a third party against the Indemnified Party, the Indemnified Party shall not settle or compromise such Claim or demand Tax Claim.  The Indemnifying Party shall have the right to settle or compromise any such Claim or demand Tax Claim without the consent of the Indemnified Party at any time utilizing its own funds to do so if in connection with such settlement or compromise the Indemnified Party is fully released by the third party and is paid in full any indemnification amounts due hereunder.  The Indemnified Party shall make available to the Indemnifying Party or its agents all records and other materials in the Indemnified Party’s possession reasonably required by it for its use in contesting any third party Claim or demand Tax Claim and shall otherwise cooperate, at the expense of the Indemnifying Party, in the defense thereof in such manner as the Indemnifying Party may reasonably request.  Whether or not the Indemnifying Party elects to defend such Claim or demand Tax Claim, the Indemnified Party shall have no obligation to do so.

ARTICLE 9

MISCELLANEOUS

9.1           Knowledge of the Shareholders, Bong or Millennium.  Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge, information and belief of the Shareholders, Bong or Millennium, as the case may be, confirm that they have made reasonable due and diligent inquiry as to the matters that are the subject of such representations and warranties.

9.2           Expenses.  The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

9.3           Governing Law.  The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Delaware applicable to agreements executed and to be performed solely within such State without regard to conflicts of laws.

9.4           Jurisdiction.  Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of Delaware, or in the United States District Court for the Nassau County, New York area, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.  The prevailing party or parties in any such litigation shall be entitled to receive from the losing party or parties all costs and expenses, including reasonable counsel fees, incurred by the prevailing party or parties.

9.5           Captions.  The Article and Section captions used herein for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

9.6           Publicity.  Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of Millennium and Bong to the contents and the manner of presentation and publication thereof.  The parties hereto agree that the execution of this Agreement requires the release of information to the financial press concerning this acquisition and accordingly agree to promptly issue a press release mutually acceptable to Bong and Millennium and to file a Form 8-K report with the Securities and Exchange Commission containing this agreement and all exhibits and schedules hereto.

9.7           Notices.   Any notice or other communication required or permitted hereunder shall be deemed sufficiently given when delivered in person, one business day after delivery to a reputable overnight carrier, four business days if delivered by registered or certified mail, postage prepaid or when sent by telecopy with a copy following by hand or overnight carrier or mailed, certified or registered mail, postage prepaid, addressed as follows:

If to Millennium:

Millennium Prime, Inc.
6539 Collin Avenue, Suite 262
Miami Beach, Florida 33141
Telephone No.:  (212) 655-9680
Facsimile No.:    (917) 591-5642

With a required copy to:

Sommer & Schneider LLP
595 Stewart Avenue, Suite 710
Garden City, NY  11530
Telephone No.:   (516) 228-8181
Facsimile No.:     (516) 228-8211

If to Bong:

Bong Spirit Imports LLC
1301 North Orange Ave
Orlando, Florida 32804
Telephone No.:  (407) 843-1505
Facsimile No.:    (407) 843-8272

With a required copy to:

Williams Schifino Mangione & Steady P.A.
201 North Franklin Street, Suite 3200
Tampa, Florida 33602
Telephone No: (813) 221-2626
Facsimile No: (813) 221-7335

9.8           Parties in Interest.  This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

9.9           Counterparts.  This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

9.10         Entire Agreement.  This Agreement, including the Schedules hereto and the other documents referred to herein which form a part hereof, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

9.11         Amendments.  This Agreement may not be changed orally, but only by an agreement in writing signed by Millennium, the Shareholders and Bong.

9.12         Severability.  In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

9.13         Third Party Beneficiaries.  Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereof.

9.14         Cooperation After Closing.  From and after the Closing Date, each of the parties hereto shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, each of Millennium, the Shareholders and Bong have executed this Agreement, all as of the day and year first above written.

Millennium Prime, Inc.

By:	/s/ John F. Marchese
John Marchese
President

Bong Spirit Imports LLC

By:	/s/ James Beach Drummond
James Beach Drummond
Managing Member

THE PRINCIPAL SHAREHOLDERS:	No. of Shares of Bong

James Beach Drummond	198,838
James Beach Drummond
Managing Member

Ryan Mayer	132,128
Ryan Mayer
Managing Member

Paul Taeger	78,064
Paul Taeger
Managing Member